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                                                                Exhibit 10.1

                                   AMENDMENT
                                   ---------

     AMENDMENT dated October 20, 1997, to the Research Collaboration and License Agreement effective April 24, 1997 by and between Kyowa Hakko Kogyo Co., Ltd., a Japan corporation ("KHK"), and LeukoSite, Inc., a Delaware corporation ("LKS").

     WHEREAS, LKS and KHK are parties to the Research Collaboration and License Agreement;

     WHEREAS, pursuant to certain arrangements between KHK and Warner-Lambert Company, a Delaware corporation ("W-L"), W-L has certain interests in the Research Collaboration and License Agreement; and

     WHEREAS, W-L has requested that LKS and KHK enter into this Agreement in order to clarify or modify certain terms of the Research Collaboration and License Agreement.

     NOW THEREFORE, LKS and KHK hereby agree as follows:

     1. SECTION 1.22. The definition of "Compound" found in SECTION 1.22 of the Research Collaboration and License Agreement is hereby modified by deleting the word "COMPOUND" found therein and replacing it with the phrase "DEVELOPMENT CANDIDATE".

     2. SECTION 2.2 (e). SECTION 2.2 (e) of the Research Collaboration and License Agreement is hereby deleted in its entirety and replaced by the following:

          "For the avoidance of doubt, in the event of a sublicense by KHK to WL hereunder, SECTION 2.2(a) and (b) shall be applicable to such sublicense and such sublicense shall provide for a non-exclusive license of WL Technology and WL Patents to KHK and/or LKS in the event of termination of such sublicense, other than a termination by WL for cause. Such license from WL will be limited to the development and commercialization of COMPOUNDS in the FIELD. In addition, the sublicense to WL shall terminate in the event this Agreement terminates."

     3. SECTION 5.6(b). SECTION 5.6(b) of the Research Collaboration and License Agreement is hereby deleted in its entirety and replaced by the following:

          "KHK will be responsible for all preclinical and clinical development costs (i) within the KHK TERRITORY and (ii)

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          during such time as KHK retains licensable rights with regard to
          PRODUCTS in the EXTENDED TERRITORY under SECTION 2.2(b), within the EXTENDED TERRITORY."

     4. SECTION 5.9. SECTION 5.9 of the Research Collaboration and License Agreement is hereby deleted in its entirety and replaced by the following:

          "Upon the decision to proceed to GLP toxicology or other safety/PK studies required for submission of an IND or foreign equivalent in respect of a COMPOUND, which decision results from the RESEARCH, such COMPOUND will thereafter be referred to as a "DEVELOPMENT CANDIDATE."

     5. SECTION 12.6. SECTION 12.6 of the Research Collaboration and License Agreement is hereby amended by adding the following proviso to the end thereof:

          "PROVIDED, HOWEVER, that this SECTION 12.6 will have no force or effect from and after the time that royalties would cease to be payable under SECTION 7.1(b) if this Agreement were to remain in effect for the full term set forth in such Section."

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed as of the date first written above.




                                   KYOWA HAKKO KOGYO CO., LTD.


                                   By: /s/ SEIGA ITOH
                                       -----------------------------------
                                       Name: Seiga Itoh
                                       Title:




                                   LEUKOSITE, INC.


                                   By: /s/ CHRISTOPHER K. MIRABELLI
                                       -----------------------------------
                                       Name: Christopher K. Mirabelli
                                       Title:




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